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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-71900, 33-91986, and 333-4514 and Form S-3 Nos. 33-64500 and
333-4516) of our report dated March 31, 1998 (except Notes 2 and 8, as to which the date is April 14, 1998), with respect to the consolidated financial statements and schedule of SubMicron Systems Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                        ERNST & YOUNG LLP



Philadelphia, Pennsylvania
April 14, 1998